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                                 EXHIBIT 23.3

                   Consent of Independent Public Accountants



      As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.




                                                  LAUTERBACH, BORSCHOW & COMPANY


El Paso, Texas,
    December 20, 1999